Loral Space & Communications Ltd.           Telefonica Autrey S.A. de C.V.
600 Third Avenue                            Sierra Santa Rosa No. 61
New York, New York 10016                    Lomas de Chapultepec
                                            Mexico, D.F. 11650


December 29, 1997



Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, New York 10172

Lehman Inc.
3 World Financial Center
200 Vesey Street
New York, New York 10285

Lehman Commercial Paper, Inc.
as Administrative Agent
(and any successor thereto
under the Credit Agreement)
3 World Financial Center
New York, New York  10285

Ladies and Gentlemen:

            Loral Space & Communications Ltd. and Telefonica Autrey, S.A. de C.V. (being collectively referred to below as the "undersigned") refer to that certain Credit Agreement, dated the date hereof (the "Credit Agreement"), among Firmamento Mexicano S. de R.L. de C.V. ("Firmamento"), Servicios Corporativos Satelitales S.A. de C.V. ("Servicios"), Corporativo Satelites Mexicanos, S.A. de C.V. ("Corporativo"), Satelites Mexicanos, S.A. de C.V. ("SatMex"), the several financial institutions or entities from time to time party thereto, as Lenders, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") and Lehman Brothers Inc., as Arrangers, DLJ Capital Funding, Inc. and Lehman Commercial Paper Inc.("LCPI"), as Syndication Agents, DLJSC as Documentation Agent and LCPI as Administrative Agent named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned agree and acknowledge that DLJSC and Lehman Brothers Inc. and their respective affiliates are relying on the agreements of the undersigned set forth below and would not enter into the Credit Agreement or the Securities Purchase Agreement without the agreements of the undersigned set forth below.

            Each of the undersigned hereby jointly and severally agrees with each of you that, so long as (A) there remain any undrawn commitments or amounts outstanding under (i) the Credit Agreement, (ii) the Term Loans, or (iii) that certain Securities

Purchase Agreement, dated the date hereof (the "Securities Purchase Agreement"), among Firmamento, Servicios, Corporativo, SatMex, SatMex Funding, Inc. and LB I Group Inc., or (B) there remain outstanding any of (i) the Fixed Rate Notes,
(ii) the Senior Secured Floating Rate Notes, or (iii) the Unsecured Floating
Notes:

            (a) Neither of the undersigned will take, or permit Firmamento, Servicios, or SatMex to take, any action that would accelerate the maturity of the Government Obligation pursuant to paragraph (b) of Clause Third therein without the prior written consent of both Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc.

            (b) Each of the undersigned will take such action as may be necessary to ensure compliance with Clause Fourth of the Government Obligation at all relevant times thereunder.

            Without derogation of the joint and several nature of their obligations to you under paragraphs (b) and (c) above, Loral Space & Communications Ltd. and Telefonica Autrey S.A. de C.V., agree to share this obligation in proportion to their respective economic equity interests in Firmamento.


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



                                            Very truly yours,

                                            LORAL SPACE & COMMUNICATIONS LTD.



                                            By:    ________/s/__________________
                                                   Name:
                                                   Title:


                                            TELEFONICA AUTREY S.A. DE C.V.



                                            By:    ________/s/__________________
                                                   Name:
                                                   Title:


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

            Agreement entered into by and among the Federal Government of the Mexican United States, through the Ministry of Communications and Transports (the "Federal Government"), represented by Lic. Javier Lozano Alarcon, Subsecretary of such Ministry, Telefonica Autrey, S.A. de C.V. ("Telefonica Autrey"), and Ediciones Enigma, S.A. de C.V. ("Ediciones"), represented by Mr. Lauro Andres Gonzalez Moreno, Loral Space & Communications Ltd. ("Loral"), and Loral Satmex, Ltd. ("LoralSat") represented by Mr. Carlos Raul Valencia Barrera and Servicios Corporativos Satelitales S.A. de C.V. ("Servicios"), represented by Mr. Carlos Raul Valencia Barrera and Mr. Lauro Andres Gonzalez Moreno, in accordance with the following Background, Recitals and Clauses:

                                   Background

            I. On August 1, 1997, call and bases for the public bid carried out to sell certain shares of the capital stock of Satelites Mexicanos, S.A. de C.V. ("SatMex") was published in the Official Gazette of the Federation.

            II. On October 27, 1997, the Intersecretarial Commission of Desincorporation, taking into consideration the proposals submitted, as well as the decision criteria established in the call and bases referred to background I above, awarded said public bid to Corporativo Satelites Mexicanos, S.A. de C.V. (hereinafter referred to as "Corporativo"), a company controlled by Telefonica Autrey and Loral, through Servicios, which was notified of the result on October 30, 1997.

            III. Corporativo decided to acquire shares representing 75% of the capital stock of SatMex (hereinafter referred to as the "Shares") as was provided by the mentioned call and bases.

            IV. On November 17, 1997, the Federal Government entered into a purchase and sale agreement related to the Shares with Corporativo (the "Purchase and Sale Agreement").

            V. The last paragraph of Clause Thirteen of the Purchase and Sale Agreement establishes that, while the Federal Government is owner of shares representing 25% of the capital stock of SatMex (hereinafter referred to as "Third Package"), Corporativo covenants to do all necessary legal acts within its power so that the Federal Government does not suffer any loss or reduction of the equity value of its shares as a result, among others, of any operation of restructure financing.

            VI. As a result of the merger which Corporativo intends to effect into SatMex, there could occur the condition contemplated in Clause Thirteen of the Purchase and Sale Agreement, as consequence of debts incurred by Corporativo for the purpose of financing the acquisition of the Shares and considering the assignment of rights referred to in representation I(b), below, the parties have decided to enter into this Agreement.

            VII. This Agreement has as its purpose to establish terms and conditions according to which Servicios shall pay to the Federal Government, the amounts which are derived from performance of the last paragraph of Clause Thirteen of the Purchase and Sale Agreement.

                                    Recitals

Servicios represents, through its representative, that:

    It is an variable capital stock corporation, incorporated under the laws of the Mexican United States ("Mexico"), as established in public deed No. 19,391, dated December 15, 1997, granted before Mr. Jose Maria Gonzalez, Notary Public No. 102, of Mexico City, Federal District, the registration of the first original of which is pending the Public Registry of Commerce and Property of the Federal District.

    It entered into an agreement with Corporativo by which it assumed Corporativo's obligations contained in the third paragraph of the clause Thirteen of the Purchase and Sale Agreement.

    As the merger of SatMex and Corporativo could have as an effect the condition contained in the last paragraph of the clause referred to in subclause (b) above, Servicios recognizes its obligation to pay to the Federal Government the applicable amount, which will be paid in the terms of this Agreement.

    It does not require consent or authorization from any individual, corporation or authority for the due execution and performance of this Agreement and that entering into this Agreement does not contravene any applicable legal or contractual provision or obligation to which Servicios is bound.

    In its capacity as controlling shareholder of Corporativo, on the date upon which the merger referred to in background VI above becomes effective, and before such merger is consummated, the financial statements of Corporativo will reflect only the liabilities assumed by Corporativo with financial institutions for the acquisition of the share certificates representing equity capital of SatMex and its normal operation, and including its working capital, of $1,170,050,000.00 (one billion one hundred and seventy million fifty thousand pesos 00/100) M.N., the approximate amount of $120,000,000.00 pesos (one hundred twenty million pesos 00/100) M.N. of retained earnings pending capitalization and assets constituting share certificates representing the 75% of the equity capital of SatMex.


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

    Mr. Carlos Raul Valencia Barrera and Mr. Lauro Andres Gonzalez Moreno have sufficient authority to represent and bind Servicios to the terms of this Agreement, as it is established in public deed No. 19,391, dated December 15, 1997 granted before Mr. Jose Maria Morera Gonzalez, Notary Public No. 102 of Mexico City, Federal District, and said facilities have not been revoked nor amended in any way.

Telefonica Autrey represents, through its representative, that:

    It is a variable capital stock corporation, incorporated under the laws of Mexico, as it is established in public deed No. 236,100, dated December 19, 1988, granted before Mr. Tomas Lozano Molina, Notary Public No. 87, of Mexico City, Federal District, associated to Mr. Francisco Lozano Noriega, Notary Public No. 10 of Mexico City, Federal District which first original was registered in the Public Registry of Property and Commerce of the Federal District, under mercantile folio No. 115084 dated May 23, 1989.

    It does not require consent or authorization from any individual, corporation or authority, for the due execution and performance of this Agreement and that entering into this Agreement does not contravene any applicable legal or contractual provision or obligation to which Telefonica Autrey is bound.

    That Mr. Lauro Andres Gonzalez Moreno has sufficient authority to represent and bind Telefonica Autrey to the terms of this Agreement, as it is established in public deed No. 26,714 dated August 14, 1997, granted before Mr. Jorge Antonio Francoz Garate, Notary Public No. 17 of the Judicial District of Tlalnepantla, Estado de Mexico, said faculties have not been revoked nor amended in any way.

    In its capacity as controlling shareholder of Ediciones, that the financial statements of Ediciones will reflect only an equity capital of $20,000,000.00 (twenty million pesos 00/100) M.N., and assets constituting an equity interest representing the equity capital of Firmamento, which together with the equity interest held by Loral, represents 100% of the subscribed and paid equity capital of Firmamento.

Loral, represents, through its representative, that:

    It is a company duly incorporated under the laws of the Bermuda Islands which legal existence has been proven to the parties.

    It does not require consent or authorization from any individual corporation or authority, for the due execution and performance of this Agreement and that entering into this Agreement does not contravene any applicable legal or contractual provision or obligation to which Loral is bound.


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

    Mr. Carlos Raul Valencia Barrera has sufficient authority to represent and bind Loral to the terms of this Agreement, as it is established in public deed No. 18,637, dated August 18, 1997, granted before Mr. Jose Maria Morera Gonzalez, Notary Public No. 102, of Mexico City, Federal District, said faculties have not been revoked nor amended in any way.

    In its capacity as controlling shareholder of LoralSat, that the financial statements of Ediciones will reflect only an equity capital of U.S. $12,000.00 (twelve thousand dollars), legal currency of the United States of America, and assets constituting an equity interest representing the equity capital of Firmamento, which together with the equity interest held by Ediciones, represents 100% of the subscribed and paid equity capital of Firmamento.

Ediciones represents, through its representative, that:

    It is an variable capital stock corporation, incorporated under the laws of Mexico, as it is established in public deed No. 248,296, dated October 15, 1991, granted before Lic. Tomas Lozano Molina, Notary Public No. 87, of Mexico City, Federal District, which first original was registered in the Public Registry of Property and Commerce of the Federal District, under mercantile folio No. 157207 dated March 23, 1992.

    It does not require consent or authorization from any individual, corporation or authority, for the due execution and performance of this Agreement and that entering into this Agreement does not contravene any applicable legal or contractual provision or obligation to which Ediciones is bound.

    That Mr. Lauro Andres Gonzalez Moreno has sufficient authority to represent and bind Ediciones to the terms of this Agreement, as it is established in public deed No. __________, dated _________, granted before Lic. Benito Guerra Silva, Notary Public No. 7 of the Federal District, which is in process of registration in the Public Registry of Commerce due to its recent issuance.

    That it is holder of an equity interest representing the equity capital of Firmamento, which together with the equity interest held by LoralSat, represents 100% of the subscribed and paid equity capital of Firmamento, and all of which is free and clear of any liens or limits on ownership.

LoralSat, represents, through its representative, that:

    It is a company duly incorporated under the laws of the Bermuda Islands which legal existence has been proven to the parties.


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

    It does not require consent or authorization from any individual, corporation or authority, for the due execution and performance of this Agreement and that entering into this Agreement does not contravene any applicable legal or contractual provision or obligation to which LoralSat is bound.

    Mr. Carlos Raul Valencia Barrera has sufficient authority to represent and bind LoralSat to the terms of this Agreement, as it is established in public deed No. 19,160, dated November 12, 1997, granted before Mr. Jose Maria Morera, Notary Public No. 102, of Mexico City, Federal District, said faculties have not been revoked nor amended in any way.

    That it is holder of an equity interest representing the equity capital of Firmamento, which together with the equity interest held by Ediciones, represents 100% of the subscribed and paid-in equity capital Firmamento.

The Federal Government states through its representative that:

    Mr. Javier Lozano Alarcon has sufficient authority to represent and bind the Federal Government to the terms of this Agreement, said faculties have not been revoked nor amended.

    It does not require consent or authorization from any individual corporation or authority, for the due execution and performance of this Agreement and that entering into this Agreement does not contravene any applicable legal or contractual provision or obligation to which the Federal Government is bound.

    It recognizes and accepts the assignment of obligations that Corporativo has entered into with Servicios, regarding Corporativo's obligations for the benefit of the Federal Government, contained in the third paragraph of Clause Thirteen of the Purchase and Sale Agreement and that Servicios is compelled to pay to the Federal Government as a consequence of the merger and pursuant to the terms of Clause Thirteen of the Purchase and Sale Agreement, the amount of the loss resulting as a consequence of the merger referred to in representation I(b), which will be paid pursuant to the terms of this Agreement.

    At a meeting held last November 7 of this year, the Committee for the Restructuring of the Mexican Satelite System resolved to approve the terms and conditions pursuant to which Autrey, Loral and Corporativo will make the payment of the agreed price for the acquisition of the share certificates representing equity capital of Satelites Mexicanos, S.A. de C.V., which contemplate the execution of this Agreement.

Taking into consideration the above, the parties agree on the following:


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

FIRST. Payment of principal. Pursuant to the terms of this Agreement and the third paragraph of Clause Thirteen of the Purchase and Sale Agreement, Servicios binds itself to pay the Federal Government the amount of $125,145,821.69 (one hundred twenty-five million, one hundred forty five thousand eight hundred twenty one and 69/100 dollars), in the legal currency of the United States of America, plus the escalation amount accrued according to the following clause, no later than December 30, 2004 or on the following business day if such day is a holiday (the "Maturity Date"), at the exchange rate for the performance of obligations denominated in foreign currency. Except as provided under Clause Three below, the Federal Government will only have the right to demand the payment of any amount from Servicios under this Agreement on the Maturity Date.

The parties agree to apply the calculation procedure contained in Exhibit 1 of this document to determine the amount referred to in the previous paragraph.

On the date on which the amount referred to in the above paragraph is determined, Servicios will execute a non-negotiable promissory note in favor of the Federal Government, in the amount determined according to this Clause and with the term and escalation factors which are established in this agreement, in the form attached as Exhibit 3 to this document.

SECOND. Escalation. a) Servicios binds itself to pay the Federal Government exactly on the Maturity Date, a payment for escalation based on the unpaid principal amount referred to in Clause One of this agreement, as of the date of this agreement.

            The escalation referred to in the previous paragraph will be calculated using the following formula:

            Outstanding Balance times (1.0603)N/365

            Where the Outstanding Balance means the amount established in Clause One above, calculated in dollars, legal currency of the United States of America and "N" means the actual number of days elapsed.

b) In case of delay, default interest will accrue on the amount of principal and escalation payment from the day on which the corresponding payment should have been made and until the day on which total payment of the corresponding amount is made, at an annual rate of 18.09% over the unpaid balance (eighteen point zero nine percent), which will be calculated over the actual number of days effectively elapsed divided by 360.

THIRD. Advanced payments of principal. a) Servicios may make advanced payments related to all or part of the principal owed to the Federal Government under this Agreement, without having to pay any discount, premium or penalty, so long as prior


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

irrevocable written notice has been given to the Federal Government with five
(5) working days in advance, and provided that it will have to pay all escalation amounts accrued up to the date of such advanced payment together with the advanced payment of the principal.

b) In the event that the Federal Government as owner offers in the public market the Third Package before the Maturity Date, with the express prior consent of Autrey and Loral, Servicios shall be bound to prepay the total amount of the unpaid principal due to the Federal Government under this agreement, without having to pay any premium or penalty, exactly on the fifth working day following the date of receipt of the funds resulting from the public offering of the Third Package, together with the amount of escalation payment accrued up to the date of payment of said advanced payment. Servicios shall not be obliged to make said prepayment if Telefonica Autrey and Loral do not give their express consent to the public offering.

            (c) In the event Servicios sells all or part of the SatMex shares which it currently owns; Firmamento sells all or part of the shares of Servicios which it currently owns; Ediciones sells all or part of the equity interest in Firmamento which it currently owns; LoralSat sells all or part of the equity interest in Firmamento which it currently owns; Telefonica Autrey or Loral sell all or part of the shares of Ediciones or LoralSat, respectively, which they currently own, then Servicios will be obligated to prepay to the Federal Government, of the amount referred to in Clause One above, an amount equal to the price received by Servicios, Firmamento, Ediciones, LoralSat, Telefonica Autrey or Loral, as the case may be, for the sale of the applicable shares or equity interests.

            The provisions of this clause will not be applicable in the event that (i) the shares are transferred as a result of the execution of collateral agreements granted by the companies referred to in this paragraph as part of the acquisition of the share certificates representing equity capital in Satmex; or
(ii) the subject sale is made to affiliated companies or subsidiaries of Loral or Telefonica Autrey or Ediciones or Loral Sat or Firmamento or Servicios, provided that such affiliates or subsidiaries assume the obligation established in the prior paragraph.

            For purposes of this clause, a company will be deemed an affiliate or subsidiary if, because of its investment ties or equity relationships, Loral, Telefonica Autrey, Ediciones, LoralSat, Firmamento or Servicios, together or separately, have the right to designate the majority of the members of its management bodies or the capacity to determine the terms in which its shareholder or partnership resolutions are made.

            (d) In the event SatMex, Servicios, Firmamento, Ediciones and LoralSat declare a dividend in favor of their


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

shareholders which is covered with proceeds which come directly from SatMex, Servicios must prepay to the Federal Government, an amount equal to the amount of the declared dividend, simultaneously with its payment.

            (e) In the event clause 4, paragraph 2, below, is not met in two consecutive semesters and Servicios does not increase the amount of the collateral as requested by the Federal Government.

FOURTH. Guarantee. To secure the punctual and complete compliance and payment of Servicios' obligations under this Agreement, together with all costs, expenses and other payment obligations incurred by the Federal Government in enforcing its rights against Servicios, Ediciones and LoralSat shall deposit in a collateral trust no later than January 15, 1998, all of the shares which they own and which represent the total equity capital issued by Firmamento, [TRANSLATOR NOTE: Firmamento is an SRL de CV which doesn't have shares but has equity interests] who is the holder of all the Servicios' shares less one, who in turn is, once consummated the conditions established in the merger agreements of Corporativo into SatMex, holder of seventy-five percent (75%) of the equity capital of Satmex.

            The parties agree that, at all times, the amount of the collateral must represent, during the first three years following execution of this Agreement, at least 1 time the balance of the amount established in Clause One, plus the amount of escalation applicable thereon; and from and after the commencement of the fourth year, 1.2 times the amount referred to above. For purposes of this paragraph, to determine such ratio, generally accepted accounting principles in Mexico, consistently applied, will be used to calculate the book value of the shares.

            Within ten days following the end of each trimester, Servicios will present to the Federal Government a report issued by an independent public accountant which acts as external auditor of Firmamento, in which it shall state that the ratio referred to in the prior paragraph is maintained at least as provided therein, and for which purpose, the exchange rate to be used will be that published by the Bank of Mexico in the Official Gazzette of the Federation for performance obligations denominated in foreign currency on the date of the issuance of such report.

            Until the trust referred to above has been finalized and executed, Ediciones and LoralSat, no later than 12:00 (noon) on December 30, 1997, will grant a pledge of the shares of Firmamento which they own and which represent 100% of the subscribed and paid capital of Firmamento.

            The parties agree that the collateral granted under this clause may be substituted for another, satisfactory to the Federal Government, without prejudice to the right of Servicios

[sic] to increase the value of the collateral as the same may be necessary in order to maintain the ratio referred to in the second paragraph of this Clause, by means of the granting of other collateral, satisfactory to the Federal Government.

            When the collateral agreed to herein exceeds the ratio referred to in the second paragraph of this clause, Servicios will have the right to reduce such collateral, and the Federal Government shall be obligated to return or accept the cancellation, as the case may be, of the excess collateral.

FIFTH. Unless the parties expressly agree otherwise, hereafter any payment which Servicios must make to the Federal Government pursuant to the provisions in the last paragraph of Clause Thirteen of the Purchase and Sale Agreement, must be made in cash.

SIXTH. Assignments. Servicios, Telefonica Autrey and Loral may not assign their rights or delegate their obligations under this Agreement, unless express written consent of the Federal Government has been granted to them.

SEVENTH. Notifications. a) For the purposes of this Agreement the parties indicate as their domiciles to receive notifications, the following:

Federal Government:Av Xola Esq. Av. Universidad
Cuerpo C. ler Piso
Col. Narvarte,
03020, Mexico D.F.


Servicios Corporativos Satelitaltes, S.A. de C.V.
Telefonica Autrey S.A. de C.V. and
Ediciones Enigma, S.A. de C.V.
Sierra Santa Rosa No. 61
Col. Lomas de Chapultepec
11650 Mexico, D.F.


Loral Space & Communications Ltd. and
Loral SatMex, Ltd.
600 Third Avenue
New York, New York 10016
U.S.A.


b) If the parties do not notify the change of their domicile in writing, notices, notifications and all other judicial or extrajudicial proceedings made at the above domiciles will be enforceable.

EIGHT. Applicable laws. This agreement shall be governed and construed by the Mexican laws.


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

NINTH. Jurisdiction. For the construction and compliance with this Agreement, the parties submit themselves to the jurisdiction and competence of the courts in Mexico City, Federal District, waiving any other jurisdiction and competence which their present or future domiciles may entitle them to assert.


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

TENTH. Amendments and waivers. Any amendment to this agreement will only be considered valid if it is made in writing and signed by the parties. Any waivers to rights under this agreement will only be considered valid if said waivers and in writing and signed by the parties with such rights.

This agreement is signed by the parties on 29 of December, 1997, in Mexico City, Federal District.





                            /s/ Javier Lozano Alarcon
      --------------------------------------------------------------------
                Gobierno Federal de los Estados Unidos Mexicanos
                                     through
                    Ministry of Communications and Transports
                        represented by __________________



                        /s/ Lauro Andres Gonzalez Moreno
      --------------------------------------------------------------------
                         Telefonica Autrey, S.A. de C.V.
                                 represented by
                        Mr. Lauro Andres Gonzalez Moreno


                        /s/ Carlos Raul Valencia Barrera
      --------------------------------------------------------------------
                        Loral Space & Communications Ltd.
                                 represented by
                        Mr. Carlos Raul Valencia Barrera


                        /s/ Carlos Raul Valencia Barrera
                          /s/ Lauro A. Gonzalez Moreno
      --------------------------------------------------------------------
                Servicios Corporativos Satelitales, S.A. de C.V.
                                 represented by
                        Mr. Carlos R. Valencia Barrera e
                          Mr. Lauro A. Gonzalez Moreno



                                      -11-